EXHIBIT 99.1
FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports First Quarter 2020 Financial Results
EMERYVILLE, Calif., May 6, 2020, -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported GAAP net income of $58.3 million for the first quarter ended March 31, 2020, which compares to $50.2 million in the fourth quarter ended December 31, 2019 and $32.9 million in the first quarter ended March 31, 2019. Adjusted net income for the quarter was $52.7 million or $0.75 per diluted share, which compares to $52.6 million or $0.75 per diluted share in the fourth quarter ended December 31, 2019 and $38.5 million or $0.56 per diluted share in the first quarter ended March 31, 2019. The non-GAAP financial measures adjusted net income, adjusted diluted earnings per share and adjusted return-on-equity are presented in this release to enhance the comparability of financial results between periods. See "Use of Non-GAAP Financial Measures" and our reconciliation of such measures to their most comparable GAAP measures, below.
Claudia Merkle, CEO of National MI, said, "The global dislocation caused by the coronavirus pandemic is unprecedented. Our thoughts at National MI are with all of those who have been affected by the outbreak, particularly those suffering from COVID-19, and the health care workers and first responders who are on the front lines of the crisis. In response to the pandemic, National MI activated its business continuity program to protect the health and safety of our employees, and ensure our continued ability to seamlessly serve our lender customers and their borrowers."
Merkle continued, "We are well positioned at National MI to navigate the current environment. Our company was founded in the wake of the 2008 Financial Crisis and our approach in the ensuing years has been directly informed by the lessons of that experience. We are committed to being a credible and sustainable counterparty to our customers and policyholders across all market cycles and, in doing so, aim to help borrowers fully achieve their homeownership goals. We have focused on building a durable franchise in a risk-responsible manner – engaging with our customers in a consultative fashion, actively targeting a higher-quality mix of business, and broadly executing reinsurance and capital markets solutions to mitigate our tail risk under stress scenarios and bolster our funding position. Our conservative stance heading into this period gives us confidence about the strength of our business today."
Concurrent with its release of earnings, the company has filed a Form 8-K with the SEC that includes its current assessment of the impact the COVID-19 outbreak will have on the U.S. economy and housing market, and its perspective on the implications for the U.S. mortgage insurance market, and its business performance and financial position. Investors may access the Form 8-K on the company’s website, www.nationalmi.com, in the "Investor Relations" section.
Selected highlights from the first quarter 2020 include:
•Primary insurance-in-force at quarter end was $98.5 billion, up 4% from $94.8 billion at the end of the fourth quarter and up 34% compared to the first quarter of 2019
•New insurance written was $11.3 billion, down 5% seasonally from $11.9 in the fourth quarter and up 63% compared to $6.9 billion in the first quarter of 2019
•Net premiums earned were $98.7 million, up 3% compared to $95.5 million for the fourth quarter and up 34% compared to $73.9 million for the first quarter of 2019
•Underwriting and operating expenses were $32.3 million, including $0.5 million of capital market transaction costs, compared to $31.3 million in the fourth quarter and $30.8 million in the first quarter of 2019
•At quarter-end, cash and investments were $1.2 billion and shareholders’ equity was $975 million, equal to $14.15 per share
•Annualized return-on-equity for the quarter was 24.5% and annualized adjusted return-on-equity was 22.1%

EXHIBIT 99.1
•At quarter-end, the company reported total PMIERs available assets of $1,070 million and net risk- based required assets of $912 million

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	3/31/2020	12/31/2019	3/31/2019	Q/Q	Y/Y
INSURANCE METRICS ($billions)
Primary Insurance-in-Force	$98.5	$94.8	$73.2	4%	34%
New Insurance Written - NIW
Monthly premium	10.5	11.1	6.2	(6)%	68%
Single premium	0.8	0.9	0.7	(3)%	19%
Total (2)	11.3	11.9	6.9	(5)%	63%

FINANCIAL HIGHLIGHTS ($millions, except per share amounts)
Net Premiums Earned	98.7	95.5	73.9	3%	34%
Insurance Claims and Claim Expenses	5.7	4.3	2.7	33%	108%
Underwriting and Operating Expenses (3)	32.3	31.3	30.8	3%	5%
Net Income	58.3	50.2	32.9	16%	77%
Adjusted Net Income	52.7	52.6	38.5	—%	37%
Cash and Investments	$1,179.9	$1,182.0	$980.0	—%	20%
Shareholders' Equity	974.9	930.4	751.9	5%	30%
Book Value per Share	$14.15	$13.61	$11.14	4%	27%
Loss Ratio	5.8%	4.5%	3.7%
Expense Ratio (3)	32.7%	32.8%	41.7%
(1) Percentages may not be replicated based on the rounded figures presented in the table.
(2) Total may not foot due to rounding.
(3) Certain "Underwriting and operating expenses" have been reclassified as "Service expenses" in prior periods.
Conference Call and Webcast Details
The company will hold a conference call, which will be webcast live, May 6, 2020, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The conference call can also be accessed by dialing (888) 734-0328 in the U.S., or (914) 495-8578 internationally, and using Conference ID: 1663849 or by referencing NMI Holdings, Inc.

About NMI Holdings, Inc.
NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the U.S. Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions

EXHIBIT 99.1
and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: uncertainty relating to the coronavirus ("COVID-19") pandemic and the measures taken by governmental authorities and other third parties to combat it, including their impact on the global economy, the U.S. housing, real estate, housing finance and mortgage insurance markets, and the Company’s business, operations and personnel, changes in the business practices of Fannie Mae and Freddie Mac (collectively, the "GSEs"), including decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first time homebuyers or on very high loan-to-value mortgages; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements ("PMIERs") and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia ("D.C.") and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and government mortgage insurers, such as the Federal Housing Administration, U.S. Department of Agriculture's Rural Housing Service and the Veterans Affairs, and potential market entry by new competitors or consolidation of existing competitors; developments in the world’s financial and capital markets and our access to such markets, including reinsurance; adoption of new or changes to existing laws and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including any action by the Consumer Financial Protection Bureau to address the planned expiration of the "QM Patch" under the Dodd-Frank Act Ability to Repay/Qualified Mortgage Rule; legislative or regulatory changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries; changes in general economic, market and political conditions and policies, interest rates, inflation and investment results or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance; our ability to successfully execute and implement our capital plans, including our ability to access the capital, credit and reinsurance markets and to enter into, and receive approval of reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low-down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from natural disasters, including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; the inability of our counterparties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; and, our ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2019, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Use of Non-GAAP Financial Measures
We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio and adjusted combined ratio enhances the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred.

EXHIBIT 99.1
Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.
Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the periods that non-vested shares are anti-dilutive under GAAP.
Adjusted return-on-equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders' equity for the period.
Adjusted expense ratio is defined as GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions, divided by net premiums earned.
Adjusted combined ratio is defined as the total of GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions and insurance claims and claims expenses, divided by net premiums earned.
Although adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio and adjusted combined ratio exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.
(1) Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statement of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors that do not impact or reflect our current period operating results. We believe trends in our operating performance can be more clearly identified by excluding fluctuations related to the change in fair value of our warrant liability.
(2) Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
(3) Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
(4) Infrequent or unusual non-operating items. Items that are the result of unforeseen or uncommon events, which occur separately from operating earnings and are not expected to recur in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are non-recurring in nature, are not part of our primary operating activities and do not reflect our current period operating results.
Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417
Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations

EXHIBIT 99.1
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income	For the three months ended March 31,
	2020	2019
Revenues	(In Thousands, except for per share data)
Net premiums earned	$98,717	$73,868
Net investment income	8,104	7,383
Net realized investment losses	(72)	(187)
Other revenues	900	42
Total revenues	107,649	81,106
Expenses
Insurance claims and claim expenses	5,697	2,743
Underwriting and operating expenses(1)	32,277	30,800
Service expenses(1)	734	49
Interest expense	2,744	3,061
(Gain) loss from change in fair value of warrant liability	(5,959)	5,479
Total expenses	35,493	42,132

Income before income taxes	72,156	38,974
Income tax expense	13,885	6,075
Net income	$58,271	$32,899

Earnings per share
Basic	$0.85	$0.49
Diluted	$0.74	$0.48

Weighted average common shares outstanding
Basic	68,563	66,692
Diluted	70,401	68,996

Loss ratio(2)	5.8%	3.7%
Expense ratio(3)	32.7%	41.7%
Combined ratio	38.5%	45.4%

Net income	$58,271	$32,899
Other comprehensive (loss) income, net of tax:
Unrealized (losses) gains in accumulated other comprehensive income, net of tax (benefit) expense of ($3,424) and $3,953 for the quarters ended March 31, 2020 and 2019, respectively	(12,881)	14,868
Reclassification adjustment for realized losses included in net income, net of tax (benefit) of ($15) and ($39) for the quarters ended March 31, 2020 and 2019, respectively	57	148
Other comprehensive (loss) income, net of tax	(12,824)	15,016
Comprehensive income	$45,447	$47,915
(1) Certain "Underwriting and operating expenses" have been reclassified as "Service expenses" in prior periods.
(2) Loss ratio is calculated by dividing the provision for insurance claims and claim expenses by net premiums earned.
(3) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1

Consolidated balance sheets	March 31, 2020	December 31, 2019
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $1,059,143 and $1,113,779 as of March 31, 2020 and December 31, 2019, respectively)	$1,070,072	$1,140,940
Cash and cash equivalents (including restricted cash of $2,505 and $2,662 as of March 31, 2020 and December 31, 2019, respectively)	109,821	41,089
Premiums receivable	46,872	46,085
Accrued investment income	7,192	6,831
Prepaid expenses	4,750	3,512
Deferred policy acquisition costs, net	62,634	59,972
Software and equipment, net	25,667	26,096
Intangible assets and goodwill	3,634	3,634
Prepaid reinsurance premiums	13,100	15,488
Other assets	44,085	21,171
Total assets	$1,387,827	$1,364,818

Liabilities
Term loan	$145,521	$145,764
Unearned premiums	126,908	136,642
Accounts payable and accrued expenses	20,745	39,904
Reserve for insurance claims and claim expenses	29,479	23,752
Reinsurance funds withheld	12,735	14,310
Warrant liability, at fair value	1,461	7,641
Deferred tax liability, net	66,831	56,360
Other liabilities	9,257	10,025
Total liabilities	412,937	434,398

Shareholders' equity
Common stock - class A shares, $0.01 par value; 68,873,540 and 68,358,074 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively (250,000,000 shares authorized)	689	684
Additional paid-in capital	706,021	707,003
Accumulated other comprehensive income, net of tax	4,464	17,288
Retained earnings	263,716	205,445
Total shareholders' equity	974,890	930,420
Total liabilities and shareholders' equity	$1,387,827	$1,364,818

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations
	Quarter ended		Quarter ended	Quarter ended
	3/31/2020		12/31/2019	3/31/2019
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$98,717		$95,517	$73,868
Net investment income	8,104		7,962	7,383
Net realized investment (losses) gains	(72)		264	(187)
Other revenues	900		1,154	42
Total revenues	107,649		104,897	81,106
Expenses
Insurance claims and claim expenses	5,697		4,269	2,743
Underwriting and operating expenses(1)	32,277		31,296	30,800
Service expenses(1)	734		937	49
Interest expense	2,744		2,974	3,061
(Gain) loss from change in fair value of warrant liability	(5,959)		2,632	5,479
Total expenses	35,493		42,108	42,132

Income before income taxes	72,156		62,789	38,974
Income tax expense	13,885		12,594	6,075
Net income	$58,271		$50,195	$32,899

Adjustments:
Net realized investment losses (gains)	72		(264)	187
(Gain) loss from change in fair value of warrant liability	(5,959)		2,632	5,479
Capital markets transaction costs	474		—	—
Adjusted income before taxes	66,743		65,157	44,640

Income tax expense (benefit) on adjustments	115		(55)	39
Adjusted net income	$52,743		$52,618	$38,526

Weighted average diluted shares outstanding	70,401		70,276	68,996

Diluted EPS	$0.74	(2)	$0.71	$0.48
Adjusted diluted EPS	$0.75		$0.75	$0.56

Return-on-equity	24.5%		22.3%	18.1%
Adjusted return-on-equity	22.1%		23.3%	21.2%

Expense ratio (3)	32.7%		32.8%	41.7%
Adjusted expense ratio (4)	32.2%		32.8%	41.7%

Combined ratio (5)	38.5%		37.2%	45.4%
Adjusted combined ratio (6)	38.0%		37.2%	45.4%

(1) Certain "Underwriting and operating expenses" have been reclassified as "Service expenses" in prior periods.
(2) Diluted net income for the quarter ended March 31, 2020 excludes the impact of the warrant fair value change as it was anti-dilutive. For all other periods presented, diluted net income equals reported net income as the impact of the warrant fair value change was dilutive.
(3) Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(4) Adjusted expense ratio is calculated by dividing adjusted underwriting and operating expense (underwriting and operating expenses excluding market transaction costs) by net premiums earned.
(5) Combined ratio is calculated by dividing the total of underwriting and operating expenses and provision for insurance claims and claims expense by net premiums earned.
(6) Adjusted combined ratio is calculated by dividing the total of adjusted underwriting and operating expenses (underwriting and operating expenses excluding market transaction costs) and provision for insurance claims and claims expense by net premiums earned.

EXHIBIT 99.1

Historical Quarterly Data	2020	2019				2018
	March 31	December 31	September 30	June 30	March 31	December 31
Revenues	(In Thousands, except for per share data)
Net premiums earned	$98,717	$95,517	$92,381	$83,249	$73,868	$69,261
Net investment income	8,104	7,962	7,882	7,629	7,383	6,952
Net realized investment (losses) gains	(72)	264	81	(113)	(187)	6
Other revenues	900	1,154	1,244	415	42	40
Total revenues	107,649	104,897	101,588	91,180	81,106	76,259
Expenses
Insurance claims and claim expenses	5,697	4,269	2,572	2,923	2,743	2,141
Underwriting and operating expenses(1)	32,277	31,296	32,335	32,190	30,800	29,339
Service expenses(1)	734	937	909	353	49	45
Interest expense	2,744	2,974	2,979	3,071	3,061	3,028
(Gain) loss from change in fair value of warrant liability	(5,959)	2,632	(1,139)	1,685	5,479	(3,538)
Total expenses	35,493	42,108	37,656	40,222	42,132	31,015

Income before income taxes	72,156	62,789	63,932	50,958	38,974	45,244
Income tax expense	13,885	12,594	14,169	11,858	6,075	9,724
Net income	$58,271	$50,195	$49,763	$39,100	$32,899	$35,520

Earnings per share
Basic	$0.85	$0.74	$0.73	$0.58	$0.49	$0.54
Diluted	$0.74	$0.71	$0.69	$0.56	$0.48	$0.46

Weighted average common shares outstanding
Basic	68,563	68,140	67,849	67,590	66,692	66,308
Diluted	70,401	70,276	70,137	69,590	68,996	69,013

Other data
Loss Ratio(2)	5.8%	4.5%	2.8%	3.5%	3.7%	3.1%
Expense Ratio(3)	32.7%	32.8%	35.0%	38.7%	41.7%	42.4%
Combined ratio (4)	38.5%	37.2%	37.8%	42.2%	45.4%	45.5%
(1) Certain "Underwriting and operating expenses" have been reclassified as "Service expenses" in prior periods.
(2) Loss ratio is calculated by dividing the provision for insurance claims and claim expenses by net premiums earned.
(3)  Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(4) Combined ratio may not foot due to rounding.

EXHIBIT 99.1
New Insurance Written (NIW), Insurance in Force (IIF) and Premiums
        The tables below present primary NIW and primary and pool IIF, as of the dates and for the periods indicated.

Primary NIW	Three months ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(In Millions)
Monthly	$10,461	$11,085	$12,994	$11,067	$6,211	$6,296
Single	836	864	1,106	1,112	702	666
Primary	$11,297	$11,949	$14,100	$12,179	$6,913	$6,962

Primary and pool IIF	As of
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(In Millions)
Monthly	$81,347	$77,097	$71,814	$63,922	$55,995	$51,655
Single	17,147	17,657	17,899	17,786	17,239	16,896
Primary	98,494	94,754	89,713	81,708	73,234	68,551

Pool	2,487	2,570	2,668	2,758	2,838	2,901
Total	$100,981	$97,324	$92,381	$84,466	$76,072	$71,452

        The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction and 2018 QSR Transaction, and collectively, the QSR Transactions), and Insurance-Linked Note transactions (the 2017 ILN Transaction, 2018 ILN Transaction and 2019 ILN Transaction, and collectively, the ILN Transactions) for the periods indicated.

	For the three months ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018

The QSR Transactions
Ceded risk-in-force	$4,843,715	$5,137,249	$4,901,809	$4,558,862	$4,534,353	$4,292,450
Ceded premiums earned	(23,011)	(23,673)	(23,151)	(20,919)	(21,468)	(20,487)
Ceded claims and claim expenses	1,532	1,030	766	770	899	710
Ceding commission earned	4,513	4,691	4,584	4,171	4,206	4,084
Profit commission	12,413	13,314	13,254	11,884	12,061	11,666

The ILN Transactions
Ceded premiums	$(3,872)	$(4,263)	$(4,409)	$(2,895)	$(3,023)	$(3,257)

EXHIBIT 99.1
Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	($ Values In Millions)
New insurance written	$11,297	$11,949	$14,100	$12,179	$6,913	$6,962
New risk written	2,897	3,082	3,651	3,183	1,799	1,799
Insurance in force (IIF) (1)	98,494	94,754	89,713	81,708	73,234	68,551
Risk in force (1)	25,192	24,173	22,810	20,661	18,373	17,091
Policies in force (count) (1)	376,852	366,039	350,395	324,876	297,232	280,825
Average loan size (1)	$0.261	$0.259	$0.256	$0.252	$0.246	$0.244
Coverage percentage (2)	25.6%	25.5%	25.4%	25.3%	25.1%	24.9%
Loans in default (count) (1)	1,449	1,448	1,230	1,028	940	877
Percentage of loans in default (1)	0.38%	0.40%	0.35%	0.32%	0.32%	0.31%
Risk in force on defaulted loans (1)	$84	$84	$70	$58	$53	$48
Average premium yield (3)	0.41%	0.41%	0.43%	0.43%	0.42%	0.42%
Earnings from cancellations	$8.6	$8.0	$7.4	$4.5	$2.3	$2.1
Annual persistency (4)	71.7%	76.8%	82.4%	86.0%	87.2%	87.1%
Quarterly run-off (5)	8.0%	7.7%	7.5%	5.1%	3.3%	3.1%
(1) Reported as of the end of the period.
(2) Calculated as end of period risk-in-force (RIF) divided by end of period IIF.
(3) Calculated as net premiums earned, divided by average primary IIF for the period, annualized.
(4) Defined as the percentage of IIF that remains on our books after a given 12-month period.
(5) Defined as the percentage of IIF that is no longer on our books after a given three month period.
        The tables below present our total primary NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

Primary NIW by FICO	For the three months ended
	March 31, 2020	December 31, 2019	March 31, 2019
	($ In Millions)
>= 760	$6,290	$6,253	$3,057
740-759	1,615	1,864	1,224
720-739	1,579	1,712	1,044
700-719	1,038	1,204	792
680-699	565	662	553
<=679	210	254	243
Total	$11,297	$11,949	$6,913
Weighted average FICO	757	756	749

EXHIBIT 99.1

Primary NIW by LTV	For the three months ended
	March 31, 2020	December 31, 2019	March 31, 2019
	(In Millions)
95.01% and above	$721	$663	$569
90.01% to 95.00%	5,009	5,528	3,424
85.01% to 90.00%	4,082	4,296	2,241
85.00% and below	1,485	1,462	679
Total	$11,297	$11,949	$6,913
Weighted average LTV	91.3%	91.4%	92.2%

Primary NIW by purchase/refinance mix	For the three months ended
	March 31, 2020	December 31, 2019	March 31, 2019
	(In Millions)
Purchase	$7,991	$9,041	$6,383
Refinance (1)	3,306	2,908	530
Total	$11,297	$11,949	$6,913
(1) The amount of cash-out refinance loans insured in our portfolio was de minimis for the periods presented.

The table below presents a summary of our primary IIF and RIF by book year as of March 31, 2020.

Primary IIF and RIF	As of March 31, 2020
	IIF	RIF
	(In Millions)
March 31, 2020	$11,236	$2,882
2019	39,485	10,259
2018	17,545	4,464
2017	13,656	3,398
2016	10,962	2,763
2015 and before	5,610	1,426
Total	$98,494	$25,192
        The tables below present our total primary IIF and RIF by FICO and LTV and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	March 31, 2020	December 31, 2019	March 31, 2019
	(In Millions)
>= 760	$47,340	$44,793	$33,902
740-759	16,060	15,728	12,160
720-739	14,002	13,417	10,096
700-719	10,518	10,284	8,122
680-699	6,879	6,774	5,435
<=679	3,695	3,758	3,519
Total	$98,494	$94,754	$73,234
Weighted average FICO	751	751	749

EXHIBIT 99.1

Primary RIF by FICO	As of
	March 31, 2020	December 31, 2019	March 31, 2019
	(In Millions)
>= 760	$12,076	$11,388	$8,506
740-759	4,121	4,034	3,076
720-739	3,626	3,465	2,550
700-719	2,696	2,632	2,036
680-699	1,760	1,728	1,357
<=679 (1)	913	926	848
Total	$25,192	$24,173	$18,373
Weighted average FICO	751	751	749
(1) There were no loans with a FICO <=620 insured in our portfolio for the periods presented.

Primary IIF by LTV	As of
	March 31, 2020	December 31, 2019	March 31, 2019
	(In Millions)
95.01% and above	$8,838	$8,640	$7,204
90.01% to 95.00%	46,318	44,668	34,024
85.01% to 90.00%	31,729	30,163	22,208
85.00% and below	11,609	11,283	9,798
Total	$98,494	$94,754	$73,234
Weighted average LTV	91.9%	91.9%	91.9%

Primary RIF by LTV	As of
	March 31, 2020	December 31, 2019	March 31, 2019
	(In Millions)
95.01% and above	$2,478	$2,390	$1,928
90.01% to 95.00%	13,587	13,086	9,923
85.01% to 90.00%	7,767	7,376	5,384
85.00% and below	1,360	1,321	1,138
Total	$25,192	$24,173	$18,373
Weighted average LTV	92.7%	92.7%	92.7%

Primary RIF by Loan Type	As of
	March 31, 2020	December 31, 2019	March 31, 2019

Fixed	98%	98%	98%
Adjustable rate mortgages
Less than five years	—	—	—
Five years and longer	2	2	2
Total (1)	100%	100%	100%
(1) There were no interest-only mortgages insured in our portfolio for the periods presented.

EXHIBIT 99.1
        The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	For the three months ended
	March 31, 2020	December 31, 2019	March 31, 2019
	(In Millions)
IIF, beginning of period	$94,754	$89,713	$68,551
NIW	11,297	11,949	6,913
Cancellations, principal repayments and other reductions	(7,557)	(6,908)	(2,230)
IIF, end of period	$98,494	$94,754	$73,234
Geographic Dispersion
        The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	March 31, 2020	December 31, 2019	March 31, 2019
California	11.5%	11.8%	12.7%
Texas	8.2	8.2	8.3
Florida	5.9	5.7	5.2
Virginia	5.3	5.3	5.0
Illinois	3.8	3.8	3.4
Arizona	3.7	3.9	4.8
Pennsylvania	3.7	3.6	3.6
Colorado	3.6	3.4	3.4
Michigan	3.4	3.5	3.6
Maryland	3.4	3.4	3.2
Total	52.5%	52.6%	53.2%

        The table below presents selected primary portfolio statistics, by book year, as of March 31, 2020.

	As of March 31, 2020
Book year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative Default Rate (2)	Current default rate (3)
	($ Values in Millions)
2013	$162	$20	12%	655	115	—	1	0.2%	0.2%	—%
2014	3,451	747	22%	14,786	4,081	40	44	4.1%	0.6%	1.0%
2015	12,422	4,843	39%	52,548	23,277	158	97	3.0%	0.5%	0.7%
2016	21,187	10,962	52%	83,626	47,687	254	97	2.4%	0.4%	0.5%
2017	21,582	13,656	63%	85,897	59,356	441	53	3.4%	0.6%	0.7%
2018	27,295	17,545	64%	104,043	73,620	429	24	4.6%	0.4%	0.6%
2019	45,141	39,485	87%	148,423	133,291	127	—	2.3%	0.1%	0.1%
2020	11,297	11,236	99%	35,581	35,425	—	—	—%	—%	—%
Total	$142,537	$98,494		525,559	376,852	1,449	316
(1) Calculated as total claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.
(2) Calculated as the sum of the number of claims paid ever to date and number of loans in default divided by policies ever in force.
(3) Calculated as the number of loans in default divided by number of policies in force.

EXHIBIT 99.1
        The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claim expenses:

	For the three months ended
	March 31, 2020	March 31, 2019
	(In Thousands)
Beginning balance	$23,752	$12,811
Less reinsurance recoverables (1)	(4,939)	(3,001)
Beginning balance, net of reinsurance recoverables	18,813	9,810

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	7,558	3,909
Prior years (3)	(1,861)	(1,166)
Total claims and claim expenses incurred	5,697	2,743

Less claims paid:
Claims and claim expenses paid:
Current year (2)	—	—
Prior years (3)	1,224	694
Total claims and claim expenses paid	1,224	694

Reserve at end of period, net of reinsurance recoverables	23,286	11,859
Add reinsurance recoverables (1)	6,193	3,678
Ending balance	$29,479	$15,537

(1) Related to ceded losses recoverable under the QSR Transactions, included in "Other assets" on the consolidated balance sheets.
(2) Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan had defaulted in a prior year and subsequently cured and later re-defaulted in the current year, the default would be included in the current year. Amounts are presented net of reinsurance.
(3) Related to insured loans with defaults occurring in prior years, which have been continuously in default before the start of the current year. Amounts are presented net of reinsurance.

        The following table provides a reconciliation of the beginning and ending count of loans in default for the periods indicated.

	For the three months ended
	March 31, 2020	March 31, 2019
Beginning default inventory	1,448	877
Plus: new defaults	512	574
Less: cures	(475)	(474)
Less: claims paid	(34)	(37)
Less: claims denied	(2)	—
Ending default inventory	1,449	940

EXHIBIT 99.1
        The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated.

	For the three months ended
	March 31, 2020	March 31, 2019
	(In Thousands)
Number of claims paid (1)	34	37
Total amount paid for claims	$1,503	$926
Average amount paid per claim	$44	$25
Severity(2)	83%	64%
(1) Count includes one claims settled without payment for the three months ended March 31, 2020, and three claims settled without payment for the three months ended March 31, 2019.
(2) Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected, and is calculated including claims settled without payment.
        The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the periods indicated.

Average reserve per default:	As of March 31, 2020	As of March 31, 2019
	(In Thousands)
Case (1)	$18	$15
IBNR (2)	2	2
Total	$20	$17
(1) Defined as the gross reserve per insured loan in default.
(2) Amount includes claims adjustment expenses.

        The following table provides a comparison of the PMIERs financial requirements as reported by NMIC as of the dates indicated.

	As of
	March 31, 2020	December 31, 2019	March 31, 2019
	(In Thousands)
Available Assets	$1,069,695	$955,554	$817,758
Risk-Based Required Assets	912,321	637,914	607,325